UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

GOOD SAM ENTERPRISES, LLC

(Exact name of company as specified in its charter)

Delaware	000-22852	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, IL, 60069	(847) 229-6720
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 6, 2013, Good Sam Enterprises, LLC (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture dated November 30, 2010, as supplemented and amended (the “Indenture”) governing the Company’s 11.5% Senior Secured Notes due 2016 (the “Notes”), executed an amendment to the Indenture modifying the definition of “Permitted Debt” to increase the amount of Indebtedness that may be incurred pursuant to the Credit Facilities (as defined in the Indenture) from $25.0 million to $35.0 million.  Also on March 6, 2013, the Company, Trustee and SunTrust Bank, as Administrative Agent, entered into an amendment to the Intercreditor Agreement dated November 30, 2010 relating to the Credit Facilities (the “Intercreditor Agreement”) to reflect the increase in the maximum amount of Indebtedness that may be incurred pursuant to the Credit Facilities.  Both amendments became effective on March 6, 2013.  The Amendments will allow the Company to incur additional Indebtedness under the Credit Agreement (as defined below) that ranks senior to the claims of holders of the Notes.

On March 6, 2013, Camping World, Inc., a wholly owned subsidiary of the Company, and CWI, Inc., a wholly owned subsidiary of Camping World, Inc., entered into a Tenth Amendment to that certain Credit Agreement dated as of March 1, 2010 among them, as Borrowers, certain subsidiaries of Borrowers party thereto as Guarantors, the financial institutions party thereto as the Lenders and SunTrust Bank, as the Issuing Bank and Administrative agent (as amended, the “Credit Agreement”).  The amendment increased the maximum amount of Indebtedness that may be incurred pursuant to the Credit Agreement to $35.0 million, reduced the interest rate margin to 2.50%, and extended the maturity to the earlier of March 1, 2018 or 180 days prior to the maturity of the Notes or any notes issued or exchanged to refinance the Notes.  The Notes are effectively subordinated to the Credit Agreement pursuant to the terms of the Intercreditor Agreement.

The foregoing summaries of the amendment to Indenture, amendment to Intercreditor Agreement and Tenth Amendment to Credit Agreement are qualified in their entirety by reference to the Amendment to Indenture, Amendment to Intercreditor Agreement and Tenth Amendment to Credit Agreement, which are attached hereto as Exhibits 4.10, 4.11 and 4.12, respectively, and are incorporated herein by this reference.

On March 1, 2013, the Company received the requisite consents from noteholders of the Notes conducted pursuant to its Consent Solicitation Statement dated January 30, 2013 (the “Consent Solicitation Statement”).  Holders of $308,317,000, in aggregate principal amount of the Notes, representing 94.7% of the $325,574,000 in outstanding principal amount of Notes as of the December 30, 2012 record date for the consent solicitation, consented to amend the Indenture and the Intercreditor Agreement, as described above.  The consents received from noteholders are in excess of the requisite majority of the outstanding principal amount of the Notes necessary to approve the amendments.

Item 3.03                                           Material Modification to Rights of Security Holders.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:

4.10	Amendment to Indenture, dated as of March 6, 2013, among Good Sam Enterprises, LLC (f/k/a Affinity Group, LLC), the Guarantors named therein and The Bank of New York Mellon Trust Company, as Trustee.

4.11

Amendment to Intercreditor Agreement, dated as of March 6, 2013, by and between Good Sam Enterprises, LLC, The Bank of New York Mellon Trust Company, N.A., as Indenture Agent, and SunTrust Bank, as Administrative Agent.

4.12

Tenth Amendment to Credit Agreement, dated as of March 6, 2013, among Camping World, Inc., and CWI, Inc., as Borrowers, the certain Subsidiaries of Borrowers party thereto as Guarantors, the financial institutions party thereto as the Lenders, SunTrust Bank, as the Issuing Bank, and SunTrust Bank, as the Administrative Agent.

SIGNATURES

GOOD SAM ENTERPRISES, LLC
(Company)

Date: March 7, 2013	/s/ Thomas F. Wolfe
Thomas F. Wolfe
EVP/Chief Financial Officer